Exhibit 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Astrana Health, Inc. of our report dated February 12, 2025, relating to the combined and consolidated financial statements of PHP Holdings, LLC & Rhode Island Market, appearing in Astrana Health, Inc.’s Current Report on Form 8-K/A filed September 11, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Costa Mesa, California

March 30, 2026